Exhibit 3.2


                    WASATCH INTERACTIVE LEARNING CORPORATION

                Action By Unanimous Written Consent of Directors
      Pursuant to Section 08.210 of the Washington Business Corporation Act

     The undersigned, being all the directors of Wasatch Interactive Learning Corporation, a Washington corporation (the "Corporation"), acting pursuant to
Section 08.210 of the Washington Business Corporation Act, do hereby consent in writing to the adoption of the following resolutions:

     RESOLVED, that the certificate of amendment of the Corporation's certificate of incorporation, filed in the office of the Secretary of State of the State of Washington on February 10, 2000, for the purpose of changing the name of the Corporation from AG Holdings, Inc. to Wasatch Interactive Learning Corporation be and it hereby is adopted, ratified, confirmed and approved; and be it further

     RESOLVED, that the officers of this Corporation are, and each acting alone is, hereby authorized to do and perform any and all such acts, including execution of any and all documents and certificates, as such officers shall deem necessary or advisable, to carry out the purposes and intent of the foregoing resolution; and be it further

     RESOLVED, that any actions taken by the officers of this Corporation prior to the date of the foregoing resolutions adopted hereby that are within the authority conferred thereby are hereby ratified, confirmed and approved as the acts and deeds of this corporation; and be it further

     RESOLVED, that the title of the By-laws of this Corporation is hereby amended to delete such title in its entirety and to replace such title with the following:

                                     BY-LAWS

                                       OF

                    WASATCH INTERACTIVE LEARNING CORPORATION

     and be it further

     RESOLVED, that Section 1 of Article I of the By-laws of this Corporation is hereby amended to delete such Section in its entirety and to replace such Section with the following:

          Section 1. Offices. The principal offices of the Corporation shall be at 5250 South Commerce Drive, Suite 101, Salt Lake City, Utah 84107, and the Corporation shall have other offices at such places as the Board of Directors may from time to time determine.

     and be it further

     RESOLVED, that Section 2 of Article II of the By-laws of this corporation is hereby amended to delete the first sentence of such Section and to replace such sentence with the following:

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     The annual meetings of the stockholders of the Corporation for the election of directors to succeed those whose terms expire, and for the transaction of such other business as may properly come before the meeting, shall be held each year on August 15, beginning in the year 2000.

     and be it further

     RESOLVED, that Section 1 of Article III of the By-laws of this Corporation is hereby amended to delete the second sentence of such Section and to replace such sentence with the following:

          Management of the affairs, property and business of the Corporation shall be vested in the Board of Directors, which shall consist of not less than two and not more than eleven members, who shall be elected at the annual meeting of stockholders by a plurality vote for a term of one year, and shall hold office until their successors are elected and quality.

     and be it further

     RESOLVED, that Section 1 of Article IV of the By-laws of this Corporation is hereby amended to delete the first sentence of such Section and to replace such sentence with the following:

          The officers of the Corporation shall consist of a President, one or more Vice Presidents, a Secretary and a Treasurer, any of which may be combined and held by one person, who shall be serve at the discretion of the Board of Directors.

     and be it further

     RESOLVED, that Section 3 of Article VI of the By-laws of this Corporation is hereby amended to delete such Section in its entirety and to replace such Section with the following:

          Section 3. Fiscal Year. Unless the Board of Directors by resolution shall determine otherwise, the fiscal year of the Corporation shall begin on the first day of March and end on the last day of February.

Dated: February 10, 2000

                                        /s/  Barbara Morris
                                        ------------------------------
                                        Barbara Morris


                                        /s/  Carol Loomis
                                        ------------------------------
                                        Carol Loomis